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                                                                    EXHIBIT 23.2

STAAR Surgical Company.
Monrovia, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 3, 2004, relating to the consolidated financial statements and schedules of STAAR Surgical Company appearing in the Company's Annual Report on Form 10-K for the year ended January 2, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Los Angeles, California

June 25, 2004